                                                                   EXHIBIT 10.28

                           NONCOMPETITION AGREEMENT
                           ------------------------

     This Noncompetition Agreement (the "Agreement") is entered into and effective as of April 29, 1994, by and between CODA ENERGY, INC. ("Coda"), a Delaware corporation, and TOMMIE E. LOHMAN ("Lohman"), a resident of Dallas, Texas.

                                R E C I T A L S

     WHEREAS, as of April 29, 1994, Coda and its wholly owned subsidiary, Alliance Natural Gas, Inc., ("Alliance") (Coda and Alliance being collectively referred to herein as the "Companies") entered into that certain Agreement and Plan of Merger (the "Merger Agreement") whereby Taurus Energy Corp. ("Taurus"), a Texas corporation, will merge into Alliance with Alliance being the surviving corporation;

     WHEREAS, Lohman is an officer, director and shareholder of Taurus, and, subsequent to the merger with Alliance, will continue to be an officer and director of Alliance;

     WHEREAS, as a part of the consideration for the Companies entering into the Merger Agreement, Lohman has agreed to refrain for a period of time from engaging in the type of business conducted by Taurus and Alliance; and,

     WHEREAS, this Agreement is an integral part of the Merger Agreement and is entered into in connection with the consummation thereof, pursuant to Section 7.02(f) thereof.

                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained in this Agreement and in consideration of the performance rendered and to be rendered under the Merger Agreement in connection herewith, the receipt and sufficiency of which is hereby acknowledged, the Companies and Lohman hereby agree as follows:

     1.   Covenant Not to Compete.  Without the prior written consent of the
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Companies and subject to the remaining provisions of this Agreement, Lohman shall not (either on his own behalf or on behalf of any other person or entity):

     (a) invest, participate or engage, directly or indirectly (as owner, partner, stockholder, director, investor, employee, advisor, consultant or otherwise) in the gathering, processing and/or marketing of natural gas and natural gas liquids, including but not limited to the operation of natural gas processing plants and associated gathering systems, (the "Business") anywhere within the States of Texas or Oklahoma; provided, however, that Lohman may own shares of stock in Coda and less than 5% of the common stock of any publicly owned company and may engage in any activities undertaken at the request of or on behalf of Coda;

     (b) solicit or attempt to solicit or accept business that is competitive with the Business;

     (c) take any action intended to damage or diminish the goodwill or reputation of the Companies or any affiliate thereof;

     (d) solicit or in any manner attempt to influence or induce any employee employed, now or in the future, by the Companies or any affiliate thereof to leave such employment.
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     2.   Termination of Covenant.  The covenant not to compete set forth in
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paragraph 1 above shall terminate upon the earlier to occur of (i) April 29,
1997, or (ii) the date the Companies (or either of them) elect to cease paying Lohman the "Minimum Compensation" set forth on Exhibit A attached hereto for any reason other than the termination of Lohman's employment for cause.

     3.   Nature of Restrictions.  Lohman acknowledges that:
          ----------------------

     (a) (i) the Business is regional in scope and highly competitive, (ii) the Companies reasonably expect to transact Business in the States of Texas and Oklahoma, and (iii) the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect the Companies investment in the Business and the goodwill thereof;

     (b) the scope and duration of the restrictions contained herein are reasonable in light of (i) the number of years that Lohman has been employed or otherwise engaged in the business of gas gathering, processing, and marketing of natural gas and natural gas liquids, and related endeavors in the oil and gas industry, (ii) Lohman's reputation and relationship with others in the industry, and (iii) the consideration paid under the Merger Agreement to the shareholders of Taurus;

     (c) the restrictions hereby imposed on Lohman greatly enhance the value of the Business to the Companies as reflected in the consideration paid under the Merger Agreement;

     (d) the restrictions contained herein are not burdensome to Lohman in light of the consideration paid therefor and the opportunities that are available to Lohman to conduct Business in states other than Texas and Oklahoma;

     (e) notwithstanding the termination of the covenant not to compete set forth in paragraph 2 above, Lohman agrees to (i) use his best efforts to assist the Companies in extending the terms of that certain Pipeline Lease Agreement dated July 1, 1989 between Delhi Gas Pipeline Corporation and Taurus, as modified or amended, and that certain Plant Lease Agreement dated July 1, 1989 between Tonkawa Gas Processing Company and Taurus, as modified or amended, to a date or dates satisfactory to the Companies, or in acquiring the Shackelford System and Plant covered by said leases; and (ii) refrain from directly or indirectly acquiring or attempting to acquire a lease on or ownership interest in the Shackelford System or Plant, whether for his own account or for the account of any other parties. The agreement of Lohman set forth in this subsection (e) shall be in force so long as the subject Pipeline Lease and Plant Lease are in effect and efforts by the Companies to acquire the Shackelford System and Plant continue.

     4.   Remedies.  The existence of any claim or cause of action by Lohman
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against the Companies whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Companies of the covenants and agreements of Lohman contained in this Agreement, except as provided in paragraph 2 of this Agreement. Lohman agrees that the remedy at law for any breach by him of this Agreement will be inadequate and that the Companies will be entitled to injunctive relief in case of any such breach, in addition to other remedies either may have. The term of this Agreement shall be suspended during the period of any violation by Lohman of this Agreement.

     5.   Binding Effect.  This Agreement shall be binding upon Lohman, the
          --------------
Companies, their successors and assigns. This Agreement shall inure to the benefit of the Companies, their subsidiaries, Affiliates, successors and assigns. Lohman hereby acknowledges that this Agreement relates to his personal and business activities and that he shall not be entitled to assign any rights hereunder.

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

     6.   Amendment.  This Agreement shall be amended only in writing, signed
          ---------
by all parties hereto.

     7.   Contract Terms Exclusive.  This Agreement is the sole and entire
          ------------------------
agreement between the parties regarding the subject matter hereof and shall supersede any and all other agreements, representations, promises, statements or contracts between the parties regarding the subject matter hereof and thereof.

     8.   Waiver.  No term or condition of this Agreement shall be deemed to
          ------
have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

     9.   Governing Law.  This Agreement shall be interpreted and the rights of
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the parties determined in accordance with the laws of the State of Texas.

     10.  Severability.  In case any provision of this Agreement shall be
          ------------
invalid, illegal or unenforceable, such provision shall be reformed to the extent necessary to permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     11.  Headings.  The headings used in this Agreement are solely for
          --------
convenience and are not to be used in construing or interpreting this Agreement.

     12.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     EXECUTED this 29th day of April, 1994.


                                             CODA ENERGY, INC.


                                             By: /s/ DOUGLAS H. MILLER
                                                _______________________________
                                                  Douglas H. Miller, Chairman


                                                 /s/ TOMMIE E. LOHMAN
                                             ___________________________________
                                                  Tommie E. Lohman

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

                                   EXHIBIT A
                                      TO
                           NONCOMPETITION AGREEMENT


Minimum compensation shall be:

     (1) $150,000 per year paid in equal semi-monthly installments PLUS

     (2) while an employee of the Companies, the right to participation in all of the employee benefit plans and programs of the Companies PLUS

     (3) while an employee of the Companies, reimbursement of business expenses in conformity with policies of the Companies, including but not limited to travel and entertainment, club dues, costs of membership and attendance in industry organizations and events, and use of personal automobile, as applicable.

In determining Minimum Compensation, no amount of the following shall be included:

     (1) the consideration received as a result of the Merger Agreement or any increase in the value of such consideration;

     (2) the value, increase in value, or income associated with the ownership of any of the stock, notes or other securities of the Companies;

     (3) the value, increase in value, or income associated with any stock options, appreciation rights, or other such rights granted as a result of participation in the benefit plans and programs of the Companies;

     (4) any fees, warrants, stock options or other considerations paid as a result of being member of the Board of Directors of the Companies.

                                       4